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                                                                       Ex-99.16


                               POWER OF ATTORNEY

The undersigned constitutes R. Scott Henderson, James R. Bordewick, Jr., Peter
T. Fariel, Vincent P. Pietropaolo, Michelle H. Rhee, Michael G. Clarke, Jeffrey
R. Coleman, John M. Loder, Brian D. McCabe, Cameron S. Avery, J. Kevin Connaughton, and Stacy H. Winick, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in my capacity as a trustee of:

1. Liberty Variable Investment Trust, in connection with the acquisition of the assets and liabilities of Nations Value Portfolio by Liberty Growth and Income Fund, Variable Series; and
2. SteinRoe Variable Investment Trust, in connection with:
    a. the acquisition of the assets and liabilities of Nations Small Company Portfolio by Liberty Small Company Growth Fund, Variable Series; and
    b. the acquisition of the assets and liabilities of Nations Asset Allocation Portfolio by Liberty Asset Allocation Fund, Variable Series.

This Power of Attorney authorizes the above individuals to sign the undersigned's name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date(s) indicated.

 /s/ Douglas A. Hacker                  /s/ Janet Langford Kelly
 Douglas A. Hacker                      Janet Langford Kelly
 Dated: January 12, 2006                Dated: January 12, 2006

 /s/ Richard W. Lowry                   /s/ William E. Mayer
 Richard W. Lowry                       William E. Mayer
 Dated: January 13, 2006                Dated: January 12, 2006

 /s/ Charles R. Nelson                  /s/ John J. Neuhauser
 Charles R. Nelson                      John J. Neuhauser
 Dated: January 12, 2006                Dated: January 18, 2006

 /s/ Patrick J. Simpson                 /s/ Thomas E. Stitzel
 Patrick J. Simpson                     Thomas E. Stitzel
 Dated: January 11, 2006                Dated: January 12, 2006

 /s/ Thomas C. Theobald                 /s/ Anne-Lee Verville
 Thomas C. Theobald                     Anne-Lee Verville
 Dated: January 15, 2006                Dated: January 12, 2006

 /s/ Richard L. Woolworth
 Richard L. Woolworth
 Dated: January 12, 2006